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Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: November 16, 2004

CONTACT:	Donald W. Jewell Interim Chief Executive Officer (303) 320-8800	Patrick W. Hurley Chief Financial Officer (303) 320-8800

SPORT-HALEY, INC. ANNOUNCES PURSUIT OF INVESTMENT BANKER TO ASSIST WITH EXPLORATION OF STRATEGIC ALTERNATIVES

        Denver, Colorado—November 16, 2004—Sport-Haley, Inc. (NASDAQ NMS—SPOR) (the "Company") announced today that the Board of Directors has authorized Ronald J. Norick, Chairman of the Board, to negotiate with one or more investment banking firms, in order to engage such firm to assist the Company in exploring certain potential strategic alternatives to maximize shareholder value, including the possibility of taking the Company private. The Company has not yet engaged the services of any investment banking firm, and has not decided what alternatives, if any, to pursue. Further, it is not known at this time whether any transaction will result from exploring these alternatives.

        Mr. Norick stated, "The Board believes that, because of our size, the Company is overly burdened by the requirements of the Sarbanes-Oxley Act, and pursuing our options, such as taking the Company private, are in the best interests of our shareholders. Once we have engaged an investment banking firm, we expect that the Company will be advised regarding exploring various strategic alternatives. Whatever transaction we pursue, if any, we will be guided by the goal of maximizing shareholder value and keeping our Company, its products, our sales force and staff intact."

        Sport-Haley, Inc. designs, purchases, contracts for the manufacture of, and markets quality men's and women's fashion golf apparel and outerwear under the HALEY® label and premium men's apparel under the Ben Hogan® label. HALEY® fashion golf apparel, known for its innovative design, quality fabrics, generous fit and classic style is marketed in the premium and mid-priced markets through a network of independent sales representatives and distributors to golf professional shops, country clubs and resorts across the United States and internationally. HALEY® apparel is also marketed to corporate, college and other markets. Ben Hogan® apparel is marketed to elite golf professional shops, upscale resorts and exclusive department stores within the United States.

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," and similar expressions, variations of these words or the negative of those words, and, any statement regarding possible or assumed future results of operations of the Company's business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends including, without limitation, business conditions and growth in the fashion golf apparel market and the general economy, competitive factors, and price pressures in the high-end golf apparel market; general economic conditions resulting from threats or acts of war or terrorism; risks associated with an increasing percentage of sales relating to licensed apparel; inventory risks due to shifts in market demand and/or price erosion of purchased apparel, raw fabric and trim; cost controls; changes in product mix; loss or reduced manufacturing capacity of significant suppliers; loss or delay of shipments of finished goods from foreign suppliers; and, other risks or uncertainties detailed in Securities and Exchange Commission filings made by Sport-Haley, Inc. Such statements are based on management's current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual plan of operations, business strategies, operating results and financial position of Sport-Haley, Inc. could differ materially from those expressed in, or implied by, such forward-looking statements.

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SPORT-HALEY, INC. ANNOUNCES PURSUIT OF INVESTMENT BANKER TO ASSIST WITH EXPLORATION OF STRATEGIC ALTERNATIVES